UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   May 12, 2020

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 6, 2020, Village Super Market, Inc. ("Village") entered into a credit agreement (the “Credit Facility”) with Wells Fargo National Bank, National Association (“Wells Fargo”) that supersedes in its entirety the prior credit agreement with Wells Fargo dated November 9, 2017. The principal purpose of the Credit Facility is to finance general corporate and working capital requirements and Village’s acquisition of certain Fairway assets which is expected to be close on May 13, 2020, subject to satisfaction of various closing conditions.

Among other things, the Credit Facility provides for a maximum loan amount of $150,500,000, as further set forth below:

•
An unsecured revolving line of credit providing a maximum amount available for borrowing of $125,000,000. Indebtedness under this agreement bears interest at the applicable LIBOR rate plus 1.10% and expires on May 6, 2025. Village executed the revolving line of credit note on May 6, 2020.

•
An unsecured term loan with a maximum loan amount of $25,500,000. On May 12, 2020, Village executed a $25,500,000 term note, repayable in equal monthly installments based on a seven-year amortization schedule through May 4, 2027 and bearing interest at the applicable LIBOR rate plus 1.35%. Additionally, Village executed an interest rate swap for a notional amount equal to the term loan amount that fixes the base LIBOR rate at .41% per annum through May 4, 2027, resulting in a fixed effective interest rate of 1.76% on the term note.

•
The ability to convert up to $50,000,000 of the revolving line of credit to a secured converted term loan, which shall reduce the maximum amount available for borrowing under the revolving line of credit. Village expects to reduce the capacity of the revolving line of credit by converting approximately $50,000,000 to a converted term loan that will bear interest at the applicable LIBOR rate plus 1.50% and will be repayable in equal monthly installments based on a fifteen-year amortization schedule beginning on the conversion date. The converted term loan is subject to completion of customary closing conditions, including title searches and environmental studies for properties to be mortgaged. Additionally, Village executed a forward interest rate swap, effective August 3, 2020, for a notional amount of $50,000,000 that fixes the base LIBOR rate at .69% per annum for fifteen years, resulting in a fixed effective interest rate of 2.19% on the converted term loan.

The Credit Facility also provides for up to $25,000,000 of letters of credit, and contains covenants that, among other conditions, require a minimum tangible net worth, a minimum fixed charge coverage ratio and a maximum adjusted debt to EBITDAR ratio.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01   Financial Statements and Exhibits

Description

10.1	Credit Agreement dated May 6, 2020
10.2	Revolving Credit Note dated May 6, 2020
10.3	Term Note dated May 12, 2020

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: May 12, 2020	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)